ARTICLES OF ORGANIZATION

                                       OF

                            100 REALTY MANAGEMENT LLC

                  Under Section 203 of the Limited Liability Company Law

FIRST:    The name of the limited liability company is 100 Realty Management
          LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is Suffolk.

THIRD: In addition to the events of dissolution set forth in ss. 701 of the LLCL, the latest date on which the Company may dissolve is December 31, 2026.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is c/o Mandel and Resnik, P.C., 220 East 42nd Street, New York, New York 10017, Attention: Nicholas J. Kaiser, Esq.

FIFTH: The limited liability company is to be managed by one or more managers.


IN WITNESS WHEREOF, this certificate has been subscribed this 16th day of April, 1997, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.




                                                  /s/ Nourollah Elghanayan
                                                  -----------------------------
                                                  Nourollah Elghanayan,
                                                  Sole Organizer

                            ARTICLES OF ORGANIZATION

                                       OF

                            100 REALTY MANAGEMENT LLC

                        --------------------------------

                Section 203 of the Limited Liability Companmy Law













Filer:
          American Tissue Corporation
          135 Engineers Road
          Hauppauge, NY 11788




                                                                     ICC
                                                              STATE OF NEW YORK
                                                             DEPARTMENT OF STATE
                                                              FILED APR 17 1997
                                                              TAX$ 2
                                                              BY: INIT.


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